SUBJECT TO COMPLETION AND MODIFICATION

SLC Student Loan Receivables I, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the other documents SLC Student Loan Receivables I, Inc. has filed with the SEC for more complete information about SLC Student Loan Receivables I, Inc. and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, SLC Student Loan Receivables I, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-831-9146.

Term Sheet

$3,054,755,000

SLC Private Student Loan Trust 2006-A

Issuing Entity

SLC Student Loan Receivables I, Inc.

Depositor

The Student Loan Corporation
Sponsor, Seller, Servicer and Administrator

Student Loan Asset-Backed Notes

On or about December 15, 2006, the issuing entity will issue the following classes of notes:

Class	Original Principal Amount	Interest Rate	Maturity	Initial Public Offering Price	Underwriting Discount	Proceeds to The Depositor
A-1 Notes	$490,000,000	3-month LIBOR plus __%	January 15, 2014	100%	0.150%	99.850%
A-2 Notes	$373,000,000	3-month LIBOR plus __%	October 15, 2015	100%	0.220%	99.780%
A-3 Notes	$425,000,000	3-month LIBOR plus __%	April 16, 2018	100%	0.270%	99.730%
A-4 Notes	$700,000,000	3-month LIBOR plus __%	January 15, 2019	100%	0.320%	99.680%
A-5 Notes	$723,095,000	3-month LIBOR plus __%	July 15, 2036	100%	0.375%	99.625%
B Notes	$129,827,000	3-month LIBOR plus __%	July 15, 2036	100%	0.420%	99.580%
C Notes	$213,833,000	3-month LIBOR plus __%	July 15, 2036	100%	0.600%	99.400%

The issuing entity will make payments quarterly, primarily from collections on a pool of student loans.  The student loans are education loans to students and parents of students that are not guaranteed or reinsured under the Federal Family Education Loan Program (also known as “FFELP”) or any other federal student aid programs.  Interest and principal will be paid to the applicable noteholders quarterly on the 15th of each January, April, July and October, beginning in April 2007.  In general, the issuing entity will pay principal, sequentially, to the class A-1 through class A-5 notes, in that order, until each such class is paid in full.  Neither the class B nor the class C notes will receive principal until the stepdown date, which is expected to be the January 2012 distribution date.  Credit enhancement for the notes consists of excess interest on the trust student loans, overcollateralization, cash on deposit in a reserve account and, for the class A notes, the subordination of the class B and class C notes and, for the class B notes, the subordination of the class C notes.  The notes are LIBOR-based notes.  A description of how LIBOR is determined appears under “Description of the Notes—Determination of LIBOR” in the initial free-writing prospectus.  The issuing entity will also enter into an interest rate swap agreement as described under “Swap Agreement” in the initial free-writing prospectus.

We are offering the notes through the underwriters at the prices shown above when and if issued.  Application will be made to The Irish Stock Exchange Limited for the notes to be admitted to the Official List and to begin trading on its regulated market.  There can be no assurance that such a listing will be obtained.  The issuance and settlement of the notes is not conditioned on the listing of the notes on The Irish Stock Exchange Limited.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

This document constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

The notes are asset-backed securities and are obligations of the issuing entity, which is a trust.  They are not obligations of or interests in The Student Loan Corporation, the depositor or any of their affiliates.  The notes are not guaranteed or insured by the United States or any governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined whether this term sheet, the initial free-writing prospectus or the base prospectus is accurate or complete.  Any contrary representation is a criminal offense.

Citigroup

Merrill Lynch & Co.

Goldman, Sachs & Co.

December 8, 2006

THE INFORMATION IN THIS TERM SHEET

The information contained herein refers to and supplements certain of the information contained in the Free-Writing Prospectus, dated November 28, 2006 (the “initial free-writing prospectus”).  Capitalized terms not defined herein shall have the meanings ascribed to such terms in the initial free-writing prospectus.

This term sheet is not required to contain all information that is required to be included in the final prospectus supplement and base prospectus.  The information in this term sheet is preliminary and may be superseded by an additional term sheet provided to you prior to the time you enter into a contract of sale.

Some of the factors you should consider before making an investment in the notes are described in the initial free-writing prospectus and in the base prospectus under “Risk Factors.”

SUMMARY OF TERMS

The Notes

Interest Rates.  The spreads to LIBOR will be set at the time of pricing.

Dates

Closing Date.  The closing date for this offering is anticipated to be on or about December 15, 2006.

Pricing Date.  The pricing date for this offering is anticipated to be on or after December 11, 2006.

IDENTIFICATION NUMBERS

The offered notes will have the following CUSIP Numbers and International Securities Identification Numbers (ISIN):

Class	CUSIP Numbers	ISINs
A-1 Notes	784419 AA 1	US784419AA10
A-2 Notes	784419 AB 9	US784419AB92
A-3 Notes	784419 AC 7	US784419AC75
A-4 Notes	784419 AD 5	US784419AD58
A-5 Notes	784419 AE 3	US784419AE32
B Notes	784419 AF 0	US784419AF07
C Notes	784419 AG 8	US784419AG89

CAPITALIZATION OF THE TRUST

As of the closing date, the capitalization of the trust after giving effect to the issuance of the notes before deducting expenses of the offering will be as follows:

Class	Capitalization
A-1 Notes	$ 490,000,000
A-2 Notes	$ 373,000,000
A-3 Notes	$ 425,000,000
A-4 Notes	$ 700,000,000
A-5 Notes	$ 723,095,000
B Notes	$ 129,827,000
C Notes	$ 213,833,000
Total	$3,054,755,000

DESCRIPTION OF THE NOTES

The second paragraph under the heading “Description of the Notes—Distributions—Distributions from the Collection Account” in the initial free-writing prospectus is modified by deleting item 3(b) and replacing it with the following: “to the swap counterparty, the amount of certain swap termination payments due to the swap counterparty under the swap agreement; provided, that if any amounts allocable to the class A notes are not needed to pay the Class A Noteholders’ Interest Distribution Amount as of such distribution date, such amounts will be applied to pay the portion, if any, of any swap termination payment referred to above remaining unpaid;”.

The first paragraph under the heading “Description of the Notes—Priority of Payments Following Certain Events of Default Under the Indenture” in the initial free-writing prospectus is modified by deleting item 4(b) and replacing it with the following: “to the swap counterparty, the amount of certain swap termination payments due to the swap counterparty under the swap agreement; provided, that if any amounts allocable to the class A notes are not needed to pay the Class A Noteholders’ Interest Distribution Amount as of such distribution date, such amounts will be applied to pay the portion, if any, of any swap termination payment referred to above remaining unpaid;”.

SWAP AGREEMENT

In exchange for the related swap counterparty’s payments under the swap agreement, the trust will pay to that swap counterparty, on or before each distribution date while such swap agreement is still in effect, an amount equal to the product of:

•

the prime rate, as determined for the applicable collection period, minus 2.803%;

•

a notional amount equal to the notional amount for the applicable distribution date set forth in the table presented under the heading “Swap Agreement” in the initial free-writing prospectus; and

•

a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 365 or 366, as the case may be.

In the event that the prime rate as of any date of determination is less than 2.803%, the rate payable by the swap counterparty will be correspondingly increased.

The paragraph under the heading “Swap Agreement—Default Under the Swap Agreement” in the initial free-writing prospectus is modified by deleting the first bullet point in its entirety and replacing it with the following: “the failure of the trust or the swap counterparty to pay any amount when due under the swap agreement after giving effect to the applicable grace period;”.

Swap counterparty.  The swap counterparty for the swap agreement is Goldman Sachs Mitsui Marine Derivative Products, L.P. (“GSMMDP”).  GSMMDP was formed as a Delaware limited partnership in October 1993 to act as principal in a broad range of over-the-counter interest rate, currency and other derivative products.  Its principal place of business is 85 Broad Street, New York, New York 10004.  GSMMDP currently has an “AAA” financial program rating from S&P and an “Aaa” counterparty risk rating from Moody’s.  It is 50% owned (directly or indirectly) by each of The Goldman Sachs Group, Inc. and Mitsui Sumitomo Insurance Company Limited (formerly known as Mitsui Marine and Fire Insurance Co., Ltd.).

The information in the preceding paragraph has been provided by the swap counterparty.  Except for the foregoing paragraph, the swap counterparty has not been involved in the preparation of, and does not accept responsibility for, this term sheet.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

McKee Nelson LLP will deliver an opinion that, for federal income tax purposes, the notes will be treated as indebtedness, as described under “Certain U.S. Federal Income Tax Considerations” in the base prospectus.

For tax information reporting purposes, the trust will assume a prepayment assumption equal to 5% CPR, as described under “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes” in Exhibit I to this term sheet.

USE OF PROCEEDS

The trust will use the net proceeds of $3,045,272,022 from the sale of the notes, together with any other amount contributed by the depositor, to purchase the trust student loans from the depositor on the closing date under the sale agreement.  The depositor will then use the proceeds paid to the depositor by the trust to pay to SLC the purchase price due to SLC for the trust student loans purchased by the depositor.  Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor.  Such expenses are not paid from proceeds of the sale of the notes.

UNDERWRITING

The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.  It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream and the Euroclear System, on or about December 15, 2006, against payment in immediately available funds.

Subject to the terms and conditions in the underwriting agreement to be dated on or about the pricing date, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Citigroup Global Markets Inc.	$225,400,000	$171,580,000	$195,500,000	$322,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	$225,400,000	$171,580,000	$195,500,000	$322,000,000
Goldman, Sachs & Co.	$ 39,200,000	$ 29,840,000	$ 34,000,000	$ 56,000,000
Total	$490,000,000	$373,000,000	$425,000,000	$700,000,000

Underwriter	Class A-5 Notes	Class B Notes	Class C Notes
Citigroup Global Markets Inc.	$332,624,000	$ 59,721,000	$ 98,363,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$332,624,000	$ 59,720,000	$ 98,363,000
Goldman, Sachs & Co.	$ 57,847,000	$ 10,386,000	$ 17,107,000
Total	$723,095,000	$129,827,000	$213,833,000

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased.  The underwriters have advised the depositor that they propose initially to offer the notes to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below.  The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below.  After the initial public offering, these prices and concessions may be changed.

	Initial Public Offering Price	Underwriting Discount	Proceeds to The Depositor	Concession	Reallowance
Per Class A-1 Note	100%	0.150%	99.850%	0.090%	0.0450%
Per Class A-2 Note	100%	0.220%	99.780%	0.132%	0.0660%
Per Class A-3 Note	100%	0.270%	99.730%	0.162%	0.0810%
Per Class A-4 Note	100%	0.320%	99.680%	0.192%	0.0960%
Per Class A-5 Note	100%	0.375%	99.625%	0.225%	0.1125%
Per Class B Note	100%	0.420%	99.580%	0.252%	0.1260%
Per Class C Note	100%	0.600%	99.400%	0.360%	0.1800%
Total	$3,054,755,000	$9,482,978	$3,045,272,022

The prices and proceeds shown in the table do not include any accrued interest.  The actual prices and proceeds will include interest, if any, from the closing date.  The proceeds shown are before deducting estimated expenses of $1,800,000 payable by the depositor.

The depositor and SLC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market.  The depositor has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the notes.

GSMMDP, the swap counterparty, is an affiliate of one of the underwriters, Goldman, Sachs & Co.

Citigroup Global Markets Inc. is an affiliate of SLC.  Affiliates of the trust expect to enter into market-making transactions in the securities and may act as principal or agent in any of these transactions.  Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with SLC, the depositor and their respective affiliates.

The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes.  This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required.  Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the base prospectus, the initial free-writing prospectus, this term sheet (collectively, the “pre-pricing disclosure package”) nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations.  Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver the notes or have in their possession or distribute such pre-pricing disclosure package, in all cases at their own expense.

The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the FSMA.  The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES

AND EXPECTED MATURITIES OF THE NOTES

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES

AND EXPECTED MATURITIES OF THE NOTES

The rate of payment of principal of the notes and the yield on the notes will be affected by prepayments on the trust student loans that may occur as described below.  Therefore, payments on the notes could occur significantly earlier than expected.  Consequently, the actual maturities on the notes could be significantly earlier, average lives of the notes could be significantly shorter, and periodic balances could be significantly lower, than expected.  Each trust student loan is prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of insurance payments with respect thereto.  The rate of those prepayments cannot be predicted and may be influenced by a variety of economic, social, competitive and other factors, including as described below.  In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates applicable to the trust student loans.  Prepayments could increase as a result of certain borrower benefit programs, among other factors.  One of these factors may be refinancing or consolidation of trust student loans by borrowers.  Third-party lenders and SLC may in the future offer private consolidation loans to borrowers including borrowers of Trust Student Loans.  In addition, the depositor is obligated to repurchase any trust student loan (or substitute an eligible student loan) as a result of a breach of any of its representations and warranties relating to trust student loans contained in the sale agreement, and the servicer is obligated to purchase any trust student loan pursuant to the servicing agreement as a result of a breach of certain covenants with respect to that trust student loan, in each case, where that breach materially adversely affects the interests of the trust in that trust student loan and is not cured within the applicable cure period.  The servicer has the option to purchase the trust student loans when the Pool Balance is less than or equal to 10% of the Initial Pool Balance.  If the servicer does not exercise that option, the trust administrator will engage a third-party financial advisor to auction the trust student loans.

On the other hand, the rate of principal payments and the yield on the notes will be affected by scheduled payments with respect to, and maturities and average lives of, the trust student loans.  These may be lengthened as a result of, among other things, grace periods, deferment periods, forbearance periods, or repayment term or monthly payment amount modifications agreed to by the servicer.  Therefore, payments on the notes could occur significantly later than expected.  Consequently, actual maturities and weighted average lives of the notes could be significantly longer than expected and periodic balances could be significantly higher than expected.  The rate of payment of principal of the notes and the yield on the notes may also be affected by the rate of defaults resulting in losses on defaulted trust student loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the Insurance Companies to make timely insurance payments with respect thereto.  In addition, the maturity of certain of the trust student loans could extend beyond the latest legal maturity date for the notes.

The rate of prepayments on the trust student loans cannot be predicted due to a variety of factors, some of which are described above, and any reinvestment risks resulting from a faster or slower incidence of prepayment of trust student loans will be borne entirely by the noteholders.  Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indices are lower at the time noteholders receive payments from the trust than those interest rates and those spreads would otherwise have been if those prepayments had not been made or had those prepayments been made at a different time.

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models.  The model used to calculate prepayments in this term sheet is the constant percentage rate (“CPR”) model.  The following tables show, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain distribution dates based on various assumptions.

CPR Assumptions

The CPR assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)1/12)

Accordingly, monthly prepayments assuming a $1,000 balance after scheduled payments would be as follows for various CPR examples:

CPR	00%	33%	55%	77%	10%	12%
Monthly Prepayment	$0.00	$2.54	$4.27	$6.03	$8.74	$10.60

Other Assumptions

For purposes of the CPR model, it is assumed, among other things, that:

•

the statistical cutoff date for the trust student loans is as of November 1, 2006;

•

the closing date will be on December 15, 2006;

•

all trust student loans (as grouped within the “rep lines” described below) remain in their current status until their respective status end dates and then move into repayment status, with the exception of in-school status trust student loans, which are assumed to have either a nine-month grace period (for trust student loans that are Health Professions program loans) or a six-month grace period (for all other trust student loans) before moving into repayment status;

•

no trust student loan moves from repayment to any other status;

•

no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected, in full, on the 1st day of each month;

•

index levels for calculation of borrower payments are:

three-month LIBOR equal to 5.38%; and

prime rate equal to 8.25%;

•

quarterly distributions begin on April 15, 2007, and payments are made quarterly on the 15th day of every January, April, July and October thereafter, whether or not the 15th is a business day;

•

the interest rate for each class of outstanding notes is a constant rate of three-month LIBOR plus or minus the applicable spread, which on all distribution dates will be equal to:

Class A-1 notes: 5.38%;

Class A-2 notes:  5.41%;

Class A-3 notes:  5.46%;

Class A-4 notes:  5.51%;

Class A-5 notes:  5.58%;

Class B notes:  5.73%; and

Class C notes:  5.83%;

•

a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans times 0.70% is paid monthly by the trust to the servicer;

•

the reserve account has an initial balance equal to $7,636,889 and at all times a balance equal to the lesser of (1) $7,636,889, and (2) the outstanding balance of the notes;

•

the collection account has an initial current balance equal to $0;

•

under the swap agreement, for each distribution date, (a) the trust pays to the swap counterparty an amount equal to the product of (1) the prime rate equal to 8.25%, minus 2.72%, (2) the notional amount for such distribution date set forth on the schedule under “Swap Agreement” in the initial free-writing prospectus for such distribution date and (3) a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 365 or 366, as the case may be, and (b) the swap counterparty pays to the trust an amount equal to the product of (1) three-month LIBOR equal to 5.38%, (2)  the notional amount for such distribution date set forth on the schedule under “Swap Agreement” in the initial free-writing prospectus for such distribution date and (3) a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

•

all payments are assumed to be made at the end of the month and amounts on deposit in the collection account and reserve account, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 5.28% per annum through the end of the collection period and, reinvestment earnings are available for distribution from the prior collection period;

•

the average loan age is 14 months;

•

prepayments on the trust student loans are applied monthly in accordance with CPR, as described above;

•

an optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance; and

•

the pool of trust student loans consists of 7,008 representative loans (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith.  In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in here, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

The CPR Model

The CPR is stated as an annualized rate and is calculated as the percentage of principal outstanding at the beginning of a period (after applying scheduled payments) that prepays during that period.

The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool.  The trust student loans will not prepay at any constant CPR, nor will all of the trust student loans prepay at the same rate.  You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

The below models show the weighted average remaining lives and expected maturity dates of the notes at each payment date under various CPR scenarios.

Weighted Average Lives and Expected Maturity Dates of the Notes
at Various CPRs(1)

Weighted Average Life (years)(2)	0%	3%	5%	7%	10%	12%
Class A-1 notes	2.47	1.58	1.25	1.03	0.82	0.73
Class A-2 notes	4.93	3.62	3.00	2.53	2.03	1.77
Class A-3 notes	6.82	5.29	4.50	3.89	3.19	2.83
Class A-4 notes	9.18	7.87	7.00	6.18	5.13	4.57
Class A-5 notes	12.30	11.32	10.70	10.06	9.01	8.37
Class B notes	9.47	8.96	8.67	8.40	7.96	7.71
Class C notes	9.47	8.96	8.67	8.40	7.96	7.71

Expected Maturity Date	0%	3%	5%	7%	10%	12%
Class A-1 notes	January 15, 2011	October 15, 2009	April 15, 2009	October 15, 2008	July 15, 2008	April 15, 2008
Class A-2 notes	October 15, 2012	April 15, 2011	July 15, 2010	January 15, 2010	July 15, 2009	April 15, 2009
Class A-3 notes	October 15, 2014	April 15, 2013	April 15, 2012	July 15, 2011	October 15, 2010	April 15, 2010
Class A-4 notes	July 15, 2017	July 15, 2016	October 15, 2015	October 15, 2014	October 15, 2013	January 15, 2013
Class A-5 notes	April 15, 2020	April 15, 2019	October 15, 2018	April 15, 2018	April 15, 2017	October 15, 2016
Class B notes	April 15, 2020	April 15, 2019	October 15, 2018	April 15, 2018	April 15, 2017	October 15, 2016
Class C notes	April 15, 2020	April 15, 2019	October 15, 2018	April 15, 2018	April 15, 2017	October 15, 2016

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the date on which the Pool Balance falls below 10% of the Initial Pool Balance.

(2)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by:  (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	3%	5%	7%	10%	12%
December 15, 2006	100%	100%	100%	100%	100%	100%
April 15, 2007	96%	91%	87%	83%	77%	73%
April 15, 2008	79%	56%	40%	25%	2%	0%
April 15, 2009	56%	16%	0%	0%	0%	0%
April 15, 2010	23%	0%	0%	0%	0%	0%
April 15, 2011	0%	0%	0%	0%	0%	0%
April 15, 2012	0%	0%	0%	0%	0%	0%
April 15, 2013	0%	0%	0%	0%	0%	0%
April 15, 2014	0%	0%	0%	0%	0%	0%
April 15, 2015	0%	0%	0%	0%	0%	0%
April 15, 2016	0%	0%	0%	0%	0%	0%
April 15, 2017	0%	0%	0%	0%	0%	0%
April 15, 2018	0%	0%	0%	0%	0%	0%
April 15, 2019	0%	0%	0%	0%	0%	0%
April 15, 2020	0%	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-2 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	3%	5%	7%	10%	12%
December 15, 2006	100%	100%	100%	100%	100%	100%
April 15, 2007	100%	100%	100%	100%	100%	100%
April 15, 2008	100%	100%	100%	100%	100%	83%
April 15, 2009	100%	100%	88%	56%	10%	0%
April 15, 2010	100%	61%	18%	0%	0%	0%
April 15, 2011	76%	0%	0%	0%	0%	0%
April 15, 2012	21%	0%	0%	0%	0%	0%
April 15, 2013	0%	0%	0%	0%	0%	0%
April 15, 2014	0%	0%	0%	0%	0%	0%
April 15, 2015	0%	0%	0%	0%	0%	0%
April 15, 2016	0%	0%	0%	0%	0%	0%
April 15, 2017	0%	0%	0%	0%	0%	0%
April 15, 2018	0%	0%	0%	0%	0%	0%
April 15, 2019	0%	0%	0%	0%	0%	0%
April 15, 2020	0%	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-3 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	3%	5%	7%	10%	12%
December 15, 2006	100%	100%	100%	100%	100%	100%
April 15, 2007	100%	100%	100%	100%	100%	100%
April 15, 2008	100%	100%	100%	100%	100%	100%
April 15, 2009	100%	100%	100%	100%	100%	82%
April 15, 2010	100%	100%	100%	80%	29%	0%
April 15, 2011	100%	95%	52%	11%	0%	0%
April 15, 2012	100%	41%	0%	0%	0%	0%
April 15, 2013	69%	0%	0%	0%	0%	0%
April 15, 2014	16%	0%	0%	0%	0%	0%
April 15, 2015	0%	0%	0%	0%	0%	0%
April 15, 2016	0%	0%	0%	0%	0%	0%
April 15, 2017	0%	0%	0%	0%	0%	0%
April 15, 2018	0%	0%	0%	0%	0%	0%
April 15, 2019	0%	0%	0%	0%	0%	0%
April 15, 2020	0%	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-4 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	3%	5%	7%	10%	12%
December 15, 2006	100%	100%	100%	100%	100%	100%
April 15, 2007	100%	100%	100%	100%	100%	100%
April 15, 2008	100%	100%	100%	100%	100%	100%
April 15, 2009	100%	100%	100%	100%	100%	100%
April 15, 2010	100%	100%	100%	100%	100%	98%
April 15, 2011	100%	100%	100%	100%	73%	52%
April 15, 2012	100%	100%	96%	71%	36%	16%
April 15, 2013	100%	94%	66%	41%	8%	0%
April 15, 2014	100%	63%	36%	13%	0%	0%
April 15, 2015	75%	31%	7%	0%	0%	0%
April 15, 2016	40%	1%	0%	0%	0%	0%
April 15, 2017	4%	0%	0%	0%	0%	0%
April 15, 2018	0%	0%	0%	0%	0%	0%
April 15, 2019	0%	0%	0%	0%	0%	0%
April 15, 2020	0%	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class A-5 Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	3%	5%	7%	10%	12%
December 15, 2006	100%	100%	100%	100%	100%	100%
April 15, 2007	100%	100%	100%	100%	100%	100%
April 15, 2008	100%	100%	100%	100%	100%	100%
April 15, 2009	100%	100%	100%	100%	100%	100%
April 15, 2010	100%	100%	100%	100%	100%	100%
April 15, 2011	100%	100%	100%	100%	100%	100%
April 15, 2012	100%	100%	100%	100%	100%	100%
April 15, 2013	100%	100%	100%	100%	100%	90%
April 15, 2014	100%	100%	100%	100%	84%	69%
April 15, 2015	100%	100%	100%	87%	63%	50%
April 15, 2016	100%	100%	81%	65%	45%	35%
April 15, 2017	100%	74%	58%	45%	0%	0%
April 15, 2018	73%	50%	38%	0%	0%	0%
April 15, 2019	49%	0%	0%	0%	0%	0%
April 15, 2020	0%	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class B Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	3%	5%	7%	10%	12%
December 15, 2006	100%	100%	100%	100%	100%	100%
April 15, 2007	100%	100%	100%	100%	100%	100%
April 15, 2008	100%	100%	100%	100%	100%	100%
April 15, 2009	100%	100%	100%	100%	100%	100%
April 15, 2010	100%	100%	100%	100%	100%	100%
April 15, 2011	100%	100%	100%	100%	100%	100%
April 15, 2012	95%	94%	93%	92%	90%	89%
April 15, 2013	85%	81%	79%	76%	72%	70%
April 15, 2014	74%	68%	65%	61%	56%	53%
April 15, 2015	62%	55%	51%	48%	42%	39%
April 15, 2016	49%	43%	39%	35%	30%	27%
April 15, 2017	37%	31%	28%	25%	0%	0%
April 15, 2018	26%	21%	18%	0%	0%	0%
April 15, 2019	17%	0%	0%	0%	0%	0%
April 15, 2020	0%	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

Class C Notes

Percentages of Original Principal of the Notes Remaining at Certain Distribution
Dates at Various CPR Percentages(1)

Distribution Date	0%	3%	5%	7%	10%	12%
December 15, 2006	100%	100%	100%	100%	100%	100%
April 15, 2007	100%	100%	100%	100%	100%	100%
April 15, 2008	100%	100%	100%	100%	100%	100%
April 15, 2009	100%	100%	100%	100%	100%	100%
April 15, 2010	100%	100%	100%	100%	100%	100%
April 15, 2011	100%	100%	100%	100%	100%	100%
April 15, 2012	95%	94%	93%	92%	90%	89%
April 15, 2013	85%	81%	79%	76%	72%	70%
April 15, 2014	74%	68%	65%	61%	56%	53%
April 15, 2015	62%	55%	51%	48%	42%	39%
April 15, 2016	49%	43%	39%	35%	30%	27%
April 15, 2017	37%	31%	28%	25%	0%	0%
April 15, 2018	26%	21%	18%	0%	0%	0%
April 15, 2019	17%	0%	0%	0%	0%	0%
April 15, 2020	0%	0%	0%	0%	0%	0%

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance.

$3,054,755,000

SLC Private Student Loan Trust 2006-A
Issuing Entity

SLC Student Loan Receivables I, Inc.
Depositor

The Student Loan Corporation
Sponsor, Seller, Servicer and Administrator

Student Loan Asset-Backed Notes

TERM SHEET

Citigroup

Merrill Lynch & Co.

Goldman, Sachs & Co.

December 8, 2006